UNANIMOUS CONSENT RESOLUTION
OF THE DIRECTORS OF
QUANTUM ENERGY INC.

The undersigned being the Director and officer of Quantum Energy Inc., a Nevada Corporation (the "Corporation"), in lieu of holding a special meeting of the Board of Directors of the Corporation and pursuant to the Nevada Revised Statutes, which authorizes the taking of action by written consent of the Board of Directors without a meeting, hereby consents to the corporate actions specified below and adopts the following resolutions by written consent, without a meeting and waiving all notice of such a meeting:

RESOLVED, that William Hinz was duly nominated and is hereby appointed to serve as a director and Chairman of the Board of this Corporation, and to hold such directorship until his successor is duly elected or appointed; and it is

RESOLVED, that Anthony Ker was duly nominated and is hereby appointed to serve as a director of this Corporation, and to hold such directorship until his successor is duly elected or appointed. Mr. Ker shall also serve on the Boards Nomination, Audit, Employment Committees; and it is

RESOLVED, that Douglas C. Bean was duly nominated and is hereby appointed to serve as a director of this Corporation, and to hold such directorship until his successor is duly elected or appointed. Mr. Bean shall serve on the Boards Nomination and Employment Committees; and it is

RESOLVED, that Harry Ewert was duly nominated and is hereby appointed to serve as a director of this Corporation, and to hold such directorship until his successor is duly elected or appointed. Mr. Ewert shall serve on the Boards Audit, and Nomination Committees; and it is

FURTHER RESOLVED, that the appropriate officers of the Corporation are hereby authorized and directed to issue a press release regarding the appointment of the Directors and Mr. Hinz as Chairman of the Board of the Corporation; and it is

FURTHER RESOLVED, that this Action by Written Consent shall be filed with the minutes of the meetings of the Corporation's Board of Directors and shall have the same force and effect as the vote of the Directors as a duly called and noticed meeting of the Board of Directors.

FURTHER RESOLVED, that in addition to and without limiting the foregoing, the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take, or cause to be taken, such further action, to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Corporation, all such instruments and documents as such officer may deem appropriate in order to effect the purpose or intent of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned has executed the foregoing Consent effective as of October 22, 2020;

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Jeffrey J Mallmes, Director

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Robert Henry, Director

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Timothy Brady
Director